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                                                                     Exhibit 3.2


                                         STATE OF MISSOURI
[STATE SEAL]                  JUDITH K. MORIARTY, SECRETARY OF STATE
                              P.O. BOX 778, JEFFERSON CITY, MO. 65102

                                        CORPORATION DIVISION


                     AMENDMENT OF ARTICLES OF INCORPORATION
                         (To be submitted in duplicate)


Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1.  The present name of the Corporation is Empire Gas Acquisition Corporation.


    The name under which it was originally organized was Empire Gas Acquisition Corporation.

2. An amendment to the Corporation's Articles of Incorporation was adopted by the shareholders on April 25, 1994.

3.  Article Number 1. is amended to read as follows:


             The name of the corporation (hereinafter the "Corporation") is:
             Empire Gas Corporation.





    (IF MORE THAN ONE ARTICLE IS TO BE AMENDED OR MORE SPACE IS NEEDED ATTACH FLY SHEET.)

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4.  Of the 13,832,270 shares outstanding, 13,832,270 of such shares were entitled to vote on such amendment.
      The number of outstanding shares of any class ENTITLED TO VOTE THEREON AS A CLASS were as follows:

                    CLASS                   NUMBER OF OUTSTANDING SHARES

               Common Stock                 13,832,270




5.  The number of shares voted for and against the amendment was as follows:

                    CLASS            NO. VOTED FOR          NO. VOTED AGAINST

               Common Stock          13,832,270                    0




6. If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is:


     N/A




     If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:




7. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

     N/A

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IN WITNESS WHEREOF, the undersigned,   Stephen R. Plaster   has executed this
                                     ---------------------
                                           President

instrument and its        Valeria Schall          has affixed its corporate seal
                 --------------------------------
                 Secretary or Assistant Secretary

hereto and attested said seal on the 25th day of April, 1994.


                   PLACE
               CORPORATE SEAL
                   HERE
     (If no seal, state "None.")

                 NONE

                                        Empire Gas Acquisition Corporation
                                      --------------------------------------
                                                Name of Corporation


ATTEST:



 /s/ Valeria Schall                     By     /s/ Stephen R. Plaster
- --------------------------------          --------------------------------------
Secretary of Assistant Secretary               President or Vice President


State of Missouri   )
                    )  ss.
County of Laclede   )


I, Jackie Day, a Notary Public, do hereby certify that on this 25th day of April, 1994, personally appeared before me Stephen R. Plaster who, being by me first duly sworn, declared that he is the President of Empire Gas Acquisition Corporation that he signed the foregoing documents as Vice President of the corporation, and that the statements therein contained are true.

(Notarial Seal)                                   /s/ Jackie Day
                                        ----------------------------------------
                                                      Notary Public

                                             My commission expires 9/30/97

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The Secretary of State's Office makes every effort to provide program accessibility to all citizens without regard to disability. If you desire this publication in alternate form because of a disability, please contact the Director of Publications, P.O. Box 778, Jefferson City, Mo. 65102; phone (314) 751-1814. Hearing-impaired citizens may contact the Director by phone through Missouri Relay (800-735-2966). The Corporations Division also maintains a Telecommunications Device for the Deaf (TDD) at (314) 526-5599.